                                                                     EXHIBIT 3.1

                         CERTIFICATION OF INCORPORATION
                                       OF
                ACUNET CORPORATION

         FIRST: The name of the corporation is:

                ACUNET CORPORATION

         SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lowes, DE 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is 50,000,000 shares having a par value of $0.001 per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

         SIXTH: The names and addresses of the persons who are to be directors of the corporation until the first meeting of stockholders or until their successors are elected:

         PAUL L. PARSHALL
         106 HEISCHMAN AVE.
         WORTHINGTON, OH 43085

         SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

         EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

         NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lowes, DE 19958-9776. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation.

         TENTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         ELEVENTH: This company will acquire the assets & certain liabilities, subject to Directors approval, of the predecessor corporation of the same name originally incorporated in 1987.

         I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 25th day of January, 1994.





Signed and Attested to by:           /s/ RICHARD H. BELL
                          ---------------------------------------
                           Richard H. Bell, President & Secretary
                           HARVARD BUSINESS SERVICES, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                             OF ACUNET CORPORATION

ACUNET CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of ACUNET CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, To authorize a reverse stock split of its common stock, one share for each 100 shares, reducing the issued and outstanding shares from 50,000,000 to 500,000 shares. To authorize an increase of common shares authorized from 500,000 to 25,000,000 with a par value of $0.001.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "THE FIRST" & "THE FOURTH:" so that, as amended said Article shall be and read as follows:

       FIRST: The name of the corporation is CORSAIRE SNOWBOARD, INC.
       FOURTH: The total number of shares of stock which the corporation is authorized to issue is 25,000,000 shares having a par value of $0.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted by a quorum of shareholders of the corporation on March 3, 1995. There are 50,000,000 outstanding shares, of which 28,986,734 shares voted for the amendment and 0 against in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

FIFTH: That this amendment shall become effective at 9:00 a.m. on the 7th day of March, 1995.

IN WITNESS WHEREOF, said ACUNET CORPORATION has caused this certificate to be signed by its Authorized officer, this 7th day of March, 1995.



                                    BY: /s/ Paul L. Prashall
                                        ----------------------------------------
                                         Authorized Officer, President/Director

                              STATE OF DELAWARE
                           CERTIFICATE FOR RENEWAL
                           AND REVIVAL OF CHARTER


         CORSAIRE, INC. (formerly known as CORSAIRE SNOWBOARD, INC.), a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of this corporation is CORSAIRE, INC. (formerly known as CORSAIRE SNOWBOARD, INC.)

         2. Its registered office in the State of Delaware is located at 25 Greystone Manor Street, City of Lewes Zip Code 19958 County of Sussex the name and address of its registered agent is HARVARD BUSINESS SERVICES, INC. 25 Greystone Manor, Lewes, Delaware 19958.

         3. The date of filing of the original Certificate of Incorporation in Delaware was January 25, 1994.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1997, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.


         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, CORSAIRE, INC., (formerly known as CORSAIRE SNOWBOARD, INC.) the last and acting authorized officer hereunto set his/her hand to this certificate this 15th day of July 1997.

                                    BY:/s/ Carmine J. Bua
                                       ------------------
                                        CARMINE J. BUA

                      TITLE OF OFFICER: Assistant Secretary
                                        -------------------

                             CERTIFICATE OF MERGER
                                    BETWEEN
                                 Corsaire, Inc.
                             A Delaware Corporation
                                      And
                             Net Command Tech Inc.
                             A Delaware Corporation

FIRST: This Certificate of Merger is hereby entered into by Corsaire, Inc., a corporation organized and existing under the laws of the State of Delaware and Net Command Tech Inc., a corporation organized and existing under the laws of the State of Delaware.

SECOND: The name of the surviving corporation shall be Corsaire, Inc.

THIRD: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 251 of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended by changing article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

         FIRST: The name of the corporation is NET COMMAND TECH INC.

FIFTH: The executed Agreement of Merger is on file at an office of the surviving corporation at 62 Indian Trace, Suite 286, Weston, FL 33326.

SIXTH: A copy of the agreement of merger will be provided upon request and without cost.

IN WITNESS WHEREOF, the above named entities have executed this Certificate of Merger on this 3 day of May, 1999.


                                                /s/ William R. Dunavant
                                                --------------------------------
                                                BY: William R. Dunavant
                                                President, Corsaire, Inc.


                                                /s/ William R. Dunavant
                                                --------------------------------
                                                BY: William R. Dunavant
                                                President, Net Command Tech Inc.

                               ARTICLES OF MERGER

Pursuant to the provisions of Section 252 of the Delaware Corporations Act, the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger.

         1. The name and state of incorporation of each of the consultant corporations participating in this merger are as follows:

         Corporation                         State of Incorporation
         CORSAIRE, INC.                      Delaware
         NET COMMAND TECH, INC.              Delaware

         2. The Agreement and Plan of Merger for merging Net Command Tech, Inc. with and into Corsaire is annexed hereto as Exhibit "A," and made a part of, these Articles of Merger. The Articles of Amendments changing the name of Corsaire, Inc. to NET COMMAND TECH, INC. are attached as Exhibit "B."

         3. The merger of Net Command Tech, Inc. with and into Corsaire is permitted by the laws of Delaware, the state of incorporation and organization of Net Command Tech, Inc. and Corsaire, Inc.

         4. The majority of shareholders of Net Command Tech, Inc. entitled to vote on the merger approved and adopted the attached Plan and Agreement of Merger by written consent on May 3, 1999.

         5. The Board of Directors of Corsaire approved and adopted the attached Agreement and Plan of Merger on May 3, 1999. Approval by the shareholders of Corsaire was not required for the merger.

         6. The effective time and date of the merger shall be upon the filing of the Certificate of Merger these Articles of Merger in Delaware.

Executed on May 3, 1999.

Corsaire, Inc.                               Net Command Tech, Inc.
a Florida Corporation                        a Delaware Corporation


By: /s/ William R. Dunavant                  By: /s/ William R. Dunavant
   ---------------------------------            --------------------------------
    William R. Dunavant,                         William R. Dunavant,
    President                                    President and Chairman

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                             NET COMMAND TECH INC.

         Net Command Tech Inc. ("Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting by the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, the certificate of Incorporation of this corporation be amended by changing Article Four(th) thereof so that as amended said Article shall be and read as follows:

             The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares having a par value of $0.001 per share.

         SECOND: That thereafter, a written consent of a majority of the stockholders of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                         Net Command Tech Inc.



                         By: /s/ Frank Musolino
                             ---------------------------------------------------
                             Frank Musolino, President & Chief Executive Officer